UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

DIVINE SKIN, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 Meridian Avenue, Suite 301

Miami Beach, Florida, Florida 33139

(Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Effective July 9, 2012 Divine Skin, Inc. (the “Company”) expanded its board of directors to two members by written consent of the board of directors. In accordance with the Company’s bylaws, Dr. Keith Markey was appointed by a unanimous written consent of the members of the Company’s board of directors, to fill the newly created vacancy. Dr. Markey shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Dr. Keith Markey, age 60, has served as science director for Griffin Securities Inc., a FINRA member investment banking firm based in New York City, since November 2007. From 1985 through October 2007 he served as junior analyst and associate research director for Value Line Publishing Co. Dr. Markey is currently a member of the New York Academy of Science, Licensing Executive Society and the National Association of Science Writers. Dr. Markey received his undergraduate degree from Syracuse University, PhD from the University of Connecticut and a MBA from New York University.

Pursuant to an independent director agreement, the Company has agreed to issue Dr. Markey up to 50,000 shares of restricted common stock for serving on the board of directors. Such shares shall vest in four (4) equal amounts over a period of twelve (12) months, the initial amount vesting on July 9, 2012. The shares are issuable pursuant and subject to the Company’s equity incentive plan. A copy of the independent director agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVINE SKIN, INC.

By:	/s/ Daniel Khesin
Name:	Daniel Khesin
Title:	Chief Executive Officer

Dated:  July 12, 2012